Company Press Release

SOURCE: G/O Business Solutions, Inc., a Colorado corporation

G/O Business Solutions, Inc. announces Retainer Agreement with Affordable Power Plan, L.P.

HOUSTON, TEXAS--(BUSINESS WIRE) - - October 11, 2006.--Today, G/O Business Solutions, Inc. (OTC: BB: GOBS), a Colorado Corporation ("G/O" or the “Company”),announced that it has entered into a Retainer Agreement with Affordable Power Plan, L.P., a Houston Texas based company engaged in the sale and distribution of electrical power in the Texas market (“Affordable”).

Pursuant to the terms of the Retainer Agreement:

The Company has: (1) undertaken to provide Affordable with business development consulting services with the objectives of: (a) converting Affordable from a limited partnership into a corporate entity (referred to as “Newco”), (b) building a suitable management structure, (c) recruiting additional management level personnel to assist current management in increasing sales and operating margins, (d) diversifying Affordable’s customer base, (e) developing outside financing resources to further fund Affordable’s purchase of energy for resale and expansion of business operations, and (f) preparing Affordable for and assisting Affordable in registering the shares of Newco for trading in public markets; and (2) introduced to Affordable a seasoned and experienced executive in the energy area, who also serves as an industry advisor to SH Celera Capital Corporation, the owner of 80% of G/O’s common stock, and who, in connection with Affordable’s engagement of G/O, also entered into an executive employment contract with Affordable to serve initially as its President and, upon formation of Newco, as a member of its board of directors and as its President.

In consideration for rendering such business development consulting services, Affordable has agreed to pay the Company: (a) cash fees totaling $250,000, payable upon the achievement of certain milestones, and (b) share compensation equal, when issued, to 5% of the issued and outstanding shares of Newco’s common stock, determined at the time of registration of such shares under the Securities Act of 1933, as amended. In connection with the agreement to pay such share compensation, Affordable has agreed, pursuant to an Undertaking Agreement executed and delivered simultaneous with the Retainer Agreement, to: (a) register Newco’s shares of common stock under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “34 Act”); (b) take such steps as required to qualify Newco’s shares of common stock as “Covered Securities” as defined in Section 18 of the Securities Act of 1933, as amended (the “33 Act”) and (c) register Newco’s shares of common stock, issuable as share compensation, for distribution to G/O’s stockholders, determined at the time of the registering of such shares, pursuant to the 33 Act. If Newco fails to timely perform the aforementioned actions, as contained in the Undertaking Agreement, the Retainer Agreement provides that Newco will pay to G/O a fee of $125,000, unless such failure results from actions of the Company or delays resulting from actions of the United States Securities and Exchange Commission.

G/O Business Solutions, Inc. is engaged in providing business development consulting services and outsourced services to client companies through its Facilities, Administration and Operating Services Agreement with SH Celera Capital Corporation, which owns 80% of G/O’s issued and outstanding shares of common stock.

Additional information can be obtained by contacting G/O’s President, Brian Rodriguez, at (832) 422-2629.

The foregoing news release contains forward-looking statements. For this purpose any statements contained in this news release that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, words such as "may," "will," "expect," "believe," "anticipate," "estimate," or "continue" or comparable terminology are intended to identify forward-looking statements. These statements by their nature involve substantial risks and uncertainties, and actual results may differ materially depending on a variety of factors: these factors when referencing G/O are enumerated in G/O's filings with the Securities and Exchange Commission.